UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 16, 2003


                        GLOBAL FREIGHT INTEGRATORS, INC.
               (Exact name of Registrant as specified in charter)


         Nevada                         000-26687                 88-0429812
(State or other jurisdiction          (Commission              (I.R.S. Employer
     of incorporation)                 File Number)             Identification)


         7025 E. 1st Avenue, Suite 5
              Scottsdale, AZ                                        85251
 (Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (480) 945-2232


                                Regency Group LTD
                           8930 E. Raintree, Suite 100
                              Scottsdale, AZ 85260
          (Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Effective May 31, 2002, our board of directors approved the dismissal of the company's independent auditors. Previously, the firm of Semple & Cooper CPAs, LLP was Regency Group LTD's auditor of record until their dismissal on May 31, 2002. None of the reports of Semple & Cooper LLP on the financial statements of Regency Group LTD contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except as it relates to the auditors issuance of a going concern opinion on the financial statements for the year ended June 30, 2001. Nor have there been at any time, disagreements between Regency Group LTD and Semple & Cooper LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     We contacted the accounting firm of Epstein, Weber & Conover, PLC to serve as our independent accountants to audit our financial statements beginning with the year ended June 30, 2002. This contact was made June 5, 2002. They were never formally retained. Prior to contact to be our independent auditors, Epstein, Weber & Conover, PLC had not been consulted by us either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on our financial statements or on any other matter that was the subject of any prior disagreement between us and our previous certifying accountants.

     As of April 16, 2003 the company has not reported its financial statements for the year ended June 30, 2002. Semple & Cooper LLP reported on the last financial statements for the quarter ended March 31, 2002. The company is currently working towards posting all of its delinquent filings including financial statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Exhibit No. 16: Letter from Semple & Cooper LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: April 16, 2003               GLOBAL FREIGHT INTEGRATORS, INC.

                                   By: /s/ Raymond Bills
                                      --------------------------
                                      Raymond Bills, President